Exhibit 4.01
COMMON STOCK COMMON STOCK NUMBER SHARES SFU- GENELABS INCORPORATED UNDER THE LAWS OF TECHNOLOGIES CUSIP 368706 20 6 THE STATE OF CALIFORNIA SEE REVERSE FOR CERTAIN DEFINITIONS THIS CERTIFIES THAT SPECIMEN is the owner of FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF GENELABS TECHNOLOGIES, INC. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon the surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered b y the Registrar. WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. Dated: Secretary President and Chief Executive Officer COUNTERSIGNED AND REFISTERED MELLON INVESTOR SERVICES LLC TRANSFER AGENT AND REGISTRAR AUTHORIZED SIGNATURE GENELABS TECHNOLOGIES, INC. CALIFORNIA CORPORATE SEAL OCTOBER 23 1985

GENELABS TECHNOLOGIES, INC.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-	as tenants in common	UNIF GIFT MIN ACT -		Custodian
TEN ENT-	as tenants by the entireties		(Cust)		(Minor)
JT TEN-	as joint tenants with right		under uniform gifts to minors
	of survivorship and not as tenants in common		Act

(State)

UNIF TRF MIN ACT -		Custodian	(until age )
(Cust)
under Uniform Transfers
(Minor)
to Minors Act
(State)
Additional abbreviations may also be used though not in the above list

For Value received,	hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURlTY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE

Shares
of the Common Stock represented by the within Certificate, and do(es) hereby irrevocably constitute and appoint

Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated	X

	X NOTICE:	THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER
Signature(s) Guaranteed:

By
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANK, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.